ADP Reports Third Quarter Fiscal 2026 Results
•Revenues increased 7% compared to last year's third quarter to $5.9 billion; 6% organic constant currency
•Net earnings increased 9% to $1.4 billion, and adjusted net earnings increased 9% to $1.4 billion
•Adjusted EBIT increased 10% to $1.8 billion, and adjusted EBIT margin increased 80 basis points to 30.2%
•Diluted earnings per share ("EPS") increased 10% to $3.38; adjusted diluted EPS increased 10% to $3.37
•Raising full year guidance for revenue, adjusted EBIT Margin, and adjusted diluted EPS growth

ROSELAND, N.J. – April 29, 2026 – ADP (Nasdaq: ADP), a global leader in HR and payroll solutions, today announced its third quarter fiscal 2026 financial results and updated its fiscal 2026 outlook.
Third Quarter Fiscal 2026 Consolidated Results
Compared to last year’s third quarter, revenues increased 7% to $5.9 billion and 6% on an organic constant currency basis. Net earnings increased 9% to $1.4 billion, and adjusted net earnings increased 9% to $1.4 billion. Adjusted EBIT increased 10% to $1.8 billion, and adjusted EBIT margin increased 80 basis points to 30.2%. ADP’s effective tax rate for the quarter was 23.7% on both a reported basis and an adjusted basis. Diluted EPS increased 10% to $3.38, and adjusted diluted EPS increased 10% to $3.37.
"We delivered a strong quarter, and it reflects what ADP does best – executing with precision for our clients while continuing to invest in defining the future of HCM,” said Maria Black, President and Chief Executive Officer, ADP. “Organizations around the world trust us as their partner for their most critical workforce functions because we have the data and expertise to address the rapidly changing world of work. AI is adding new layers of complexity to our clients' work, and we are well into building the capabilities to meet that moment. We are primed to capture and harness the significant opportunity ahead for the HCM industry."
“Our third quarter results came in ahead of our expectations across revenue growth, adjusted EBIT margin, and adjusted EPS," said Peter Hadley, Chief Financial Officer, ADP. “ADP has the financial strength and scale to invest with confidence in AI capabilities across our products, service delivery, and sales organization to fuel our future growth, while continuing to deliver on our financial commitments. Our updated fiscal 2026 guidance reflects stronger revenue and earnings growth."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Third Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:
•Employer Services revenues increased 7% on a reported basis and 5% on an organic constant currency basis
•U.S. pays per control increased 1%
•Employer Services segment margin increased 130 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:
•PEO Services revenues increased 7%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 5%
•Average worksite employees paid by PEO Services increased 2% to about 762,000
•PEO Services segment margin decreased 120 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's third quarter:
•Interest on funds held for clients increased 14% to $404 million
•Average client funds balances increased 9% to $48.3 billion
•The average interest yield on client funds increased 10 basis points to 3.3%

Fiscal 2026 Outlook
Certain components of ADP’s fiscal 2026 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2025 pre-tax gain of about $3 million related to the sale of assets
•Fiscal 2025 pre-tax charges of about $19 million related to optimization initiatives
•Fiscal 2026 pre-tax gain of about $4 million related to gains on ADP Ventures' investments
•Fiscal 2026 pre-tax gain of about $2 million related to a partial reversal of the workforce optimization initiative from fiscal 2024

Consolidated Fiscal 2026 Outlook
•Revenue growth of 6% to 7%
•Adjusted EBIT margin expansion of 70 to 80 basis points
•Adjusted effective tax rate of approximately 23%
•Diluted EPS growth of 10% to 11%
•Adjusted diluted EPS growth of 10% to 11%
Employer Services Segment Fiscal 2026 Outlook
•Employer Services revenue growth of 6% to 7%
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 20 basis points to flat
•Increase in U.S. pays per control of about 1%
PEO Services Segment Fiscal 2026 Outlook
•PEO Services revenue growth of 6% to 7%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 4% to 5%
•PEO Services average worksite employee count growth of about 2%
Client Funds Extended Investment Strategy Fiscal 2026 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of April 28, 2026. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 3.9%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.340 to $1.350 billion; this is based on anticipated growth in client funds balances of about 6% and an average yield that is anticipated to increase approximately 3.4%
•Total contribution from the client funds extended investment strategy of $1.300 to $1.310 billion

Fiscal 2026 Outlook

		Fiscal 2025 (unaudited)	January 28, 2026 Fiscal 2026 Outlook (a)	April 29, 2026 Fiscal 2026 Outlook (a)
Total ADP	Revenues	$20,561M	~6%	6 to 7%
	Adj. EBIT Margin	26.0%	50 to 70 bps	70 to 80 bps
	Adj. Effective Tax Rate	23.2%	~23%	~23%
	Adj. Diluted EPS	$10.01	9 to 10%	10 to 11%
Employer Services	Revenues	$13,883M	~6%	6 to 7%
	ES New Business Bookings	$2.1B	4 to 7%	4 to 7%
	Client Revenue Retention	92.1%	(30) to (10) bps	(20) bps to flat
	U.S. Pays Per Control	1%	~Flat	~1%
PEO Services	Revenues	$6,690M	5 to 7%	6 to 7%
	Revenues Ex Zero-Margin Pass-throughs	$2,401M	3 to 5%	4 to 5%
	Average WSEs	748,000	~2%	~2%
Client Funds Interest	Average Client Funds Balances	$37.6B	4 to 5%	~6%
	Yield on Client Funds Portfolio	3.2%	~3.4%	~3.4%
	Client Funds Interest Revenue	$1,189M	$1,310 to $1,330M	$1,340 to $1,350M
	Net Impact from Client Funds Extended Strategy	$1,073M	$1,270 to $1,290M	$1,300 to $1,310M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, April 29, 2026 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.
About ADP (Nasdaq: ADP)
ADP has been shaping the world of work with innovation and expertise for more than 75 years. As a global leader in HR and payroll solutions, ADP continuously works to solve business challenges for our clients and their workers, from simple, easy-to-use tools for small businesses to fully integrated platforms for global enterprises – and everything in between. Always Designing for People means we're focused on just that – people. We use our unmatched AI-driven insights and proven expertise to design innovative solutions that help people achieve greater success at work. More than 1.1 million clients across 140+ countries rely on ADP's exceptional service to support their people and drive their business forward. HR, Talent, Time Management, Benefits, Compliance, and Payroll. Learn more at ADP.com

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,633.1	$3,412.6	$10,134.7	$9,534.6
Interest on funds held for clients	403.9	355.2	999.4	881.3
PEO revenues (A) (B) (C)	1,902.2	1,785.2	5,339.5	5,018.2
Total revenues	5,939.2	5,553.0	16,473.6	15,434.1

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,696.0	2,534.7	7,666.5	7,196.6
Research and development	253.9	247.1	762.9	719.2
Depreciation and amortization	122.1	122.4	368.3	364.6
Total costs of revenues	3,072.0	2,904.2	8,797.7	8,280.4

Selling, general, and administrative expenses	1,081.7	1,015.8	3,156.0	2,948.6
Interest expense	78.7	74.8	338.3	342.2
Total expenses	4,232.4	3,994.8	12,292.0	11,571.2

Other (income)/loss, net	(75.0)	(63.7)	(290.9)	(256.5)

Earnings before income taxes	1,781.8	1,621.9	4,472.5	4,119.4

Provision for income taxes	422.0	372.4	1,037.6	950.4

Net earnings	$1,359.8	$1,249.5	$3,434.9	$3,169.0

Basic earnings per share	$3.39	$3.07	$8.51	$7.78

Diluted earnings per share	$3.38	$3.06	$8.49	$7.75

Components of Other (income)/expense, net:
Interest income on corporate funds	$(63.8)	$(55.9)	$(262.2)	$(231.5)
Realized (gains)/losses on available-for-sale securities, net	(1.9)	0.1	(3.1)	0.8
Gain on sale of assets	—	—	—	(2.4)
Non-service components of pension income, net	(7.2)	(7.9)	(21.3)	(23.4)
Net (gain)/loss on ADP Ventures' investments	(2.1)	—	(4.3)	—
Other (income)/loss, net	$(75.0)	$(63.7)	$(290.9)	$(256.5)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $21,484.7 million and $20,293.3 million for the three months ended March 31, 2026 and 2025, respectively, and $60,566.0 million and $56,907.7 million for the nine months ended March 31, 2026 and 2025, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,170.0 million and $1,090.0 million for the three months ended March 31, 2026 and 2025, respectively, and $3,427.2 million and $3,194.4 million for the nine months ended March 31, 2026 and 2025, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $271.4 million and $252.5 million for the three months ended March 31, 2026 and 2025, respectively, and $564.8 million and $532.9 million for the nine months ended March 31, 2026 and 2025, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	March 31,	June 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$3,228.4	$3,347.8
Short-term marketable securities (A)	—	4,498.8
Accounts receivable, net of allowance for doubtful accounts of $46.0 and $47.1, respectively	3,569.2	3,579.1
Other current assets	1,023.4	840.8
Total current assets before funds held for clients	7,821.0	12,266.5
Funds held for clients	46,413.1	30,985.7
Total current assets	54,234.1	43,252.2
Property, plant and equipment, net	622.7	655.4
Operating lease right-of-use asset	400.8	374.1
Deferred contract costs	3,137.9	3,154.1
Other assets	1,159.0	1,057.0
Goodwill	3,289.1	3,273.5
Intangible assets, net	1,640.6	1,603.0
Total assets	$64,484.2	$53,369.3

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$136.1	$169.1
Accrued expenses and other current liabilities	3,013.1	3,092.4
Accrued payroll and payroll-related expenses	777.9	973.1
Dividends payable	676.8	620.6
Short-term deferred revenues	269.1	262.8
Obligations under reverse repurchase agreements (A)	—	38.4
Obligations under commercial paper borrowings	—	4,769.5
Income taxes payable	372.2	9.1
Total current liabilities before client funds obligations	5,245.2	9,935.0
Client funds obligations	46,774.5	31,343.3
Total current liabilities	52,019.7	41,278.3
Long-term debt	3,977.3	3,974.7
Operating lease liabilities	318.2	321.2
Other liabilities	1,089.1	1,058.3
Deferred income taxes	344.9	163.6
Long-term deferred revenues	384.9	385.2
Total liabilities	58,134.1	47,181.3

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2026 and June 30, 2025; outstanding, 400.6 and 405.3 shares at March 31, 2026 and June 30, 2025, respectively	63.9	63.9
Capital in excess of par value	3,012.7	2,788.3
Retained earnings	26,668.1	25,240.6
Treasury stock - at cost: 238.1 and 233.4 shares at March 31, 2026 and June 30, 2025, respectively	(22,541.5)	(21,021.4)
Accumulated other comprehensive income/(loss)	(853.1)	(883.4)
Total stockholders’ equity	6,350.1	6,188.0
Total liabilities and stockholders’ equity	$64,484.2	$53,369.3

(A) As of June 30, 2025, $38.4 million of short-term marketable securities have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2026	2025
Cash Flows from Operating Activities:
Net earnings	$3,434.9	$3,169.0
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	438.7	436.7
Amortization of deferred contract costs	899.0	852.0
Deferred income taxes	173.4	17.2
Stock-based compensation expense	182.9	202.5
Bad debt expense	34.4	40.2
Net pension (income)/loss	(11.6)	(14.8)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(67.2)	(49.8)
Other	5.0	10.8
Changes in operating assets and liabilities:
Increase in accounts receivable	(33.4)	(138.7)
Increase in deferred contract costs	(892.3)	(890.8)
Increase in other assets	(327.7)	(154.9)
(Decrease)/increase in accounts payable	(33.0)	42.0
Increase/(decrease) in accrued expenses and other liabilities	210.1	(20.9)
Net cash flows provided by operating activities	4,013.2	3,500.5

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(9,602.3)	(5,656.4)
Proceeds from the sales and maturities of corporate and client funds marketable securities	6,369.1	3,782.9
Capital expenditures	(123.8)	(134.6)
Additions to intangibles	(352.4)	(276.8)
Acquisitions of businesses, net of cash acquired	(22.9)	(1,165.1)
Proceeds from the sale of property, plant, and equipment and other assets	—	3.3
Other	(23.5)	(11.5)
Net cash flows used in investing activities	(3,755.8)	(3,458.2)

Cash Flows from Financing Activities:
Net increase in client funds obligations	15,531.2	634.4
Net cash (distributed)/received from the Internal Revenue Service	(6.8)	(549.2)
Payments of debt	(0.8)	(0.9)
Proceeds from the issuance of debt	—	988.9
Settlement of cash flow hedges	—	(12.5)
Repurchases of common stock	(1,463.2)	(956.5)
Net (repurchases)/proceeds from stock-based compensation plans and stock purchase plan	(20.0)	98.7
Dividends paid	(1,943.1)	(1,773.1)
Net (payments)/proceeds related to reverse repurchase agreements	(28.2)	(346.2)
Net (payments)/proceeds related to commercial paper	(4,769.5)	—
Net cash flows provided by/(used in) financing activities	7,299.6	(1,916.4)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(13.7)	(12.7)

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	7,543.3	(1,886.8)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	5,054.6	10,086.0
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$12,597.9	$8,199.2

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$3,228.4	$2,680.6
Restricted cash and restricted cash equivalents included in funds held for clients	9,369.5	5,518.6
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$12,597.9	$8,199.2

Supplemental disclosures of cash flow information:
Cash paid for interest	$328.5	$339.9
Cash paid for income taxes, net of income tax refunds	$462.1	$836.9

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2026	2025	% Change	2026	2025	% Change
Segment revenues
Employer Services	$4,036.1	$3,767.9	7%	$11,134.6	$10,417.4	7%
PEO Services	1,906.0	1,788.5	7%	5,348.7	5,026.3	6%
Other	(2.9)	(3.4)	n/m	(9.7)	(9.6)	n/m
Total revenues	$5,939.2	$5,553.0	7%	$16,473.6	$15,434.1	7%

Segment earnings
Employer Services	$1,658.1	$1,500.1	11%	$4,165.6	$3,847.3	8%
PEO Services	247.2	253.3	(2)%	719.0	730.6	(2)%
Other	(123.5)	(131.5)	n/m	(412.1)	(458.5)	n/m
Total pretax earnings	$1,781.8	$1,621.9	10%	$4,472.5	$4,119.4	9%

Segment margin
Employer Services	41.1%	39.8%	1.3%	37.4%	36.9%	0.5%
PEO Services	13.0%	14.2%	(1.2)%	13.4%	14.5%	(1.1)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	30.0%	29.2%	0.8%	27.1%	26.7%	0.5%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information	2026	2025	% Change	2026	2025	% Change
Net earnings	$1,359.8	$1,249.5	9%	$3,434.9	$3,169.0	8%

Basic weighted average shares outstanding	401.7	406.9	(1)%	403.5	407.5	(1)%
Basic earnings per share	$3.39	$3.07	10%	$8.51	$7.78	9%

Diluted weighted average shares outstanding	402.5	408.5	(1)%	404.5	409.1	(1)%
Diluted earnings per share	$3.38	$3.06	10%	$8.49	$7.75	10%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	1%	1%	1%	1%

PEO Services:
Paid PEO worksite employees at end of period	762,000	751,000	762,000	751,000
Average paid PEO worksite employees during the period	762,000	748,000	758,000	744,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,170.0	$1,090.0	$3,427.2	$3,194.4
Workers' compensation and state unemployment taxes	$271.4	$252.5	$564.8	$532.9

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	March 31,
	2026	2025	% Change
Average investment balances at cost (in billions)
Funds held for clients	$48.3	$44.5	9%
Corporate extended (A)	$4.9	$4.2	17%
Short-term financing to support Client Funds Strategy (A)	$4.9	$4.2	17%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.3%	3.2%
Corporate extended (A)	3.5%	3.3%
Short-term financing to support Client Funds Strategy (A)	3.7%	4.3%

Interest income (expense)
Funds held for clients	$403.9	$355.2	14%
Corporate extended (B)	43.2	34.3	26%
Short-term financing to support Client Funds Strategy (B)	(46.0)	(45.5)	1%
Net Impact from Client Funds Strategy	$401.1	$344.0	17%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	March 31,
	2026	2025
Average balance - Client short	$14.1	$12.6
Average balance - Client extended	19.7	18.1
Average balance - Client long	14.5	13.8
Average balance - Funds held for clients (in billions)	$48.3	$44.5

Average interest rate - Client short	3.1%	4.2%
Average interest rate - Client extended	3.5%	2.7%
Average interest rate - Client long	3.3%	3.1%
Average interest rate - Funds held for clients	3.3%	3.2%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	March 31,
	2026	2025
Corporate extended interest income (B)	$43.2	$34.3
All other interest income	20.6	21.6
Total interest income on corporate funds (component of Other (income)/expense, net)	$63.8	$55.9

Short-term financing to support Client Funds Strategy (B)	$46.0	$45.5
All other interest expense	32.7	29.3
Total interest expense	$78.7	$74.8

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Nine Months Ended
	March 31,		% Change	March 31,		% Change
	2026	2025	As Reported	2026	2025	As Reported
Net earnings	$1,359.8	$1,249.5	9%	$3,434.9	$3,169.0	8%
Adjustments:
Provision for income taxes	422.0	372.4		1,037.6	950.4
All other interest expense (a)	32.7	29.3		99.2	79.5
All other interest income (a)	(20.6)	(21.6)		(63.3)	(64.4)
Optimization initiatives (b)	(0.3)	—		(1.5)	—
Transformation initiatives	—	0.1		—	0.1
Net (gain)/loss on ADP Ventures' investments (c)	(2.1)	—		(4.3)	—
Legal settlements (d)	—	—		—	(0.4)
Adjusted EBIT	$1,791.5	$1,629.7	10%	$4,502.6	$4,134.2	9%
Adjusted EBIT Margin	30.2%	29.3%		27.3%	26.8%

Provision for income taxes	$422.0	$372.4	13%	$1,037.6	$950.4	9%
Adjustments:
Optimization initiatives (e)	(0.1)	—		(0.4)	—
Net (gain)/loss on ADP Ventures' investments (e)	(0.5)	—		(1.1)	—
Legal settlements (e)	—	—		—	(0.1)
Adjusted provision for income taxes	$421.4	$372.4	13%	$1,036.1	$950.3	9%
Adjusted effective tax rate (f)	23.7%	23.0%		23.2%	23.1%

Net earnings	$1,359.8	$1,249.5	9%	$3,434.9	$3,169.0	8%
Adjustments:
Optimization initiatives (b)	(0.3)	—		(1.5)	—
Income tax provision for optimization initiatives (e)	0.1	—		0.4	—
Transformation initiatives	—	0.1		—	0.1
Net (gain)/loss on ADP Ventures' investments (c)	(2.1)	—		(4.3)	—
Income tax provision for net (gain)/loss on ADP Ventures' investments (e)	0.5	—		1.1	—
Legal settlements (d)	—	—		—	(0.4)
Income tax provision for legal settlements (e)	—	—		—	0.1
Adjusted net earnings	$1,358.0	$1,249.6	9%	$3,430.6	$3,168.8	8%

Diluted EPS	$3.38	$3.06	10%	$8.49	$7.75	10%
Adjustments:
Net (gain)/loss on ADP Ventures' investments (c) (e)	(0.01)	—		(0.01)	—
Adjusted diluted EPS	$3.37	$3.06	10%	$8.48	$7.75	9%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) Represents a partial reversal of the workforce optimization initiative from fiscal 2024. Severance charges/(reversals) have been taken in the past and not included as an adjustment to get to adjusted results. Unlike severance charges/(reversals) in prior periods, this specific reversal relates to a broad-based, company-wide initiative.

(c) Represents (gains)/losses on investments made through our Corporate Venture Capital arm, ADP Ventures. (Gains)/losses on these investments may result from observable price changes, changes in ownership interest, accrued interest income, and impairment charges. These adjustments may be highly variable, are predominantly non-cash, are outside our control, and are not fundamental to the underlying operations of our business model.

(d) In the nine months ended March 31, 2025, this represents a reversal of a legal reserve recorded during the year ended June 30, 2023.

(e) The income tax provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(f) The adjusted effective tax rate is calculated as our adjusted provision for income taxes divided by the sum of our adjusted net earnings plus our adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic constant currency, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one-year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one-year period preceding the transaction. The impact of foreign currency is determined by calculating the current year results using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2026	2025	2026	2025

Employer Services	7%	5%	7%	7%
PEO Services	7%	7%	6%	7%
Consolidated revenue growth as reported	7%	6%	7%	7%
Adjustments:
Impact of acquisitions	—%	(1)%	—%	—%
Impact of foreign currency	(1)%	1%	(1)%	—%
Consolidated revenue growth, organic constant currency	6%	6%	6%	7%

Segment:

Employer Services revenue growth as reported	7%	5%	7%	7%
Adjustments:
Impact of acquisitions	—%	(1)%	—%	(1)%
Impact of foreign currency	(2)%	1%	(1)%	—%
Employer Services revenue growth, organic constant currency	5%	5%	5%	6%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2025 to Fiscal 2026 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2026
	Fiscal 2025		Outlook
Earnings before income taxes / margin (GAAP)	$5,310.1	25.8%	60 to 70 bps
All other interest expense (a)	114.8	60 bps	10 bps
All other interest income (a)	(94.2)	(50) bps	10 bps
Gain on sale of assets - FY25	(2.6)	-	-
Transformation initiatives - FY25	0.1	-	-
Legal settlements - FY25	(0.4)	-	-
Optimization initiatives - FY25	19.3	10 bps	(10) bps
Optimization initiatives - FY26	-	-	-
Net (gain)/loss on ADP Ventures' investments - FY26	-	-	-
Adjusted EBIT margin (Non-GAAP)	$5,347.1	26.0%	70 to 80 bps

Effective tax rate (GAAP)		23.2%	23.0%
Transformation initiatives - FY25		-	-
Legal settlements - FY25		-	-
Optimization initiatives - FY25		-	-
Optimization initiatives - FY26		-	-
Net (gain)/loss on ADP Ventures' investments - FY26		-	-
Adjusted effective tax rate (Non-GAAP)		23.2%	23.0%

Diluted earnings per share (GAAP)		$9.98	10% to 11%
Transformation initiatives - FY25		-	-
Legal settlements - FY25		-	-
Optimization initiatives - FY25		0.03	-
Optimization initiatives - FY26		-	-
Net (gain)/loss on ADP Ventures' investments - FY26		-	-
Adjusted diluted earnings per share (Non-GAAP)		$10.01	10% to 11%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures, including as a result of artificial intelligence; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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